                                                                   EXHIBIT T3E.5

LETTER TO DTC PARTICIPANTS

                               CIGNA CORPORATION
                               OFFER TO EXCHANGE
                                 NOTES DUE 2033
                       FOR ANY AND ALL OF ITS OUTSTANDING
                              8.30% NOTES DUE 2023


-------------------------------------------------------------------------------
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JULY 23, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
-------------------------------------------------------------------------------

                                                            June 24, 1998

To DTC participants, including Brokers, Dealers, Commercial Banks, Trust Company and Other Nominees:

  CIGNA Corporation, a Delaware corporation (the "Company"), is offering upon the terms and subject to the conditions set forth in the Offering Circular dated June 24, 1998 (the "Offering Circular") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") to exchange an aggregate principal amount of up to $100,000,000 of its Notes Due 2033 (the "New Notes") for a like principal amount of its issued and outstanding 8.30% Notes Due 2023 (the "Old Notes") from the registered holders (individually, a "Holder" and collectively, the "Holders") thereof. The New Notes will evidence the same class of debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, an Indenture dated as of January 1, 1994, between the Company and Marine Midland Bank (formerly Marine Midland Bank, N.A.), the trustee.

  The New Notes will have the same 8.30% interest coupon as the Old Notes until, but not including, January 15, 2023. The interest coupon for the final 10 years of maturity will be calculated on the Extension Coupon Determination Date (as defined below) using a fixed spread pricing formula. For the Old Notes, a price (the "Reference Price of the Old Notes") will be determined using a specified fixed spread pricing formula. Such Reference Price of the Old Notes will be based on a yield to the maturity date of the Old Notes equal to (i) the yield on the 6.125% U.S. Treasury Note due November 15, 2027 (the "Benchmark Treasury Yield") plus (ii) 130 basis points. For the New Notes, a per annum interest coupon (the "Extension Coupon") will be determined for the period from January 15, 2023 to the maturity date, January 15, 2033. This Extension Coupon (expressed as a percentage with two decimal places) will be the lesser of (i) 8.30% per annum and (ii) a per annum interest rate at which the price of the New Notes (the "Reference Price of the New Notes") will be equal to the Reference Price of the Old Notes per $1,000 principal amount thereof. The Extension Coupon of the New Notes will be determined by using the Reference Price of the New Notes (equal to the Reference Price of the Old Notes if the Benchmark Treasury Yield is 5.88% or lower) and a yield equal to the Benchmark Treasury Yield plus 140 basis points. For each $1,000 principal amount of Old Notes exchanged, the Holder thereof will receive $1,000 principal amount of New Notes.

  An amount will be payable upon acceptance of the Old Notes for exchange by the Company to any Holder who tenders, and does not withdraw, its Old Notes prior to the Expiration Date equal to 1.50% of the principal amount of Old Notes exchanged in denominations of $1,000 or an integral multiple thereof.

  The Extension Coupon and the reference prices will be determined as of 2:00 p.m., New York City time, on the second business day prior to the Expiration Date (the "Extension Coupon Determination Date").

  Upon the terms and subject to the conditions of the Exchange Offer and applicable law, the Company will exchange all Old Notes validly tendered (and not withdrawn) pursuant to the Exchange Offer and accepted for exchange on the fifth New York Stock Exchange trading day following the Expiration Date, or as soon as possible thereafter (the "Settlement Date").

  For your information and for forwarding to your clients for whom you hold Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.  Offering Circular;

  2. The Letter of Transmittal to be used by each Holder of Old Notes to exchange Old Notes for New Notes;

  3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if Old Notes and all other required documents cannot be delivered to IBJ Schroder Bank & Trust Company (the "Exchange Agent") by the Expiration Date, or the book-entry transfer of such Old Notes cannot be completed by the Expiration Date;

  4. A form of letter which may be sent to your clients for whose accounts you hold Old Notes in your name or in the name of your nominee with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

  5. A letter from the Company, regarding the Exchange Offer that may be sent to your clients; and

  6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JULY 23, 1998, UNLESS EXTENDED.

  IMPORTANT: THE LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF), TOGETHER WITH THE OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

  In order to exchange Old Notes pursuant to the Exchange Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees should be sent to the Exchange Agent, and certificates representing the tendered Old Notes (or confirmation of a book-entry transfer) should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Offering Circular.

  The Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and customary mailing and handling expenses incurred by them in forwarding material to their customers. The Company will pay or cause to be paid all transfer taxes, if any, with respect to the transfer of any Old Notes to it pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, MacKenzie Partners, Inc., the Information Agent, at the address and telephone number contained in the Offering Circular. In addition, Holders may contact Donaldson, Lufkin & Jenrette Securities Corporation, the financial advisor, at the address and telephone number contained in the Offering Circular.

                                          Very truly yours,



                                          CIGNA CORPORATION

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS IS INTENDED TO CONSTITUTE YOU OR ANY PERSON THE AGENT OF THE COMPANY, IBJ SCHRODER BANK & TRUST COMPANY, OR MACKENZIE PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT ON THEIR BEHALF OTHER THAN STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL OR USE ANY DOCUMENTS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN FOR THE PURPOSES DESCRIBED HEREIN.

                                       3